AGREEMENT

     This Agreement, made as of this first day of January, 1995, is made and entered into by LIVE Film and Mediaworks Inc. ("LIVE") and Carolco Pictures Inc. ("Carolco") with respect to the following facts:

     A. WHEREAS, LIVE, as (as successor in interest to LIVE Home Video Inc.) and Carolco Pictures Inc. are parties to that certain Agreement dated July 27, 1987, as the same has been restated and amended from time to time up to the date hereof (the "Domestic Master Agreement").

     B.  WHEREAS, Carolco has developed a screenplay called
"Cutthroat Island" and has assigned all rights in such screenplay to Cutthroat Productions L.P. ("CPLP").

     C. WHEREAS, CPLP is producing a motion picture tentatively entitled "Cutthroat Island" based substantially on such screenplay (the "Picture").

     D. WHEREAS, CPLP has granted all distribution rights in the Picture to Cutthroat Distribution Inc., a California corporation
("CDI").

     E. WHEREAS, CPLP solely and exclusively owns and controls the right to cause the production and exploitation of Remakes and Sequels (as defined in paragraph 4 below) of the Picture
(collectively, the "Cutthroat Sequel Rights").

     F. WHEREAS, the Cutthroat Sequel Rights have been pledged ("Bank Security") to Credit Lyonnais Bank Nederland N.V. ("Collateral Agent") as Collateral Agent for itself and other participating banks ("Banks") to secure repayment of certain obligations to the Banks pursuant to a certain loan or loans made by the Banks with respect to the Picture.

     G. WHEREAS, pursuant to agreements between Carolco and CPLP, conditioned only upon, and immediately upon, the release of the Bank Security, CPLP is required to reconvey the Cutthroat Sequel
Rights to Carolco.

     H. WHEREAS, the parties desire to confirm that the Picture is not covered by the Domestic Master Agreement and to induce LIVE to enter into a home video distribution agreement with CDI pursuant to which LIVE shall license from CDI, upon terms and conditions upon which LIVE and CDI have agreed, the exclusive home video distribution rights in and to the Picture throughout the United States and Canada (the "CDI Video Agreement"), and Carolco will benefit from LIVE doing so.

     I. WHEREAS, the terms of the Domestic Master Agreement are more favorable to LIVE than the terms of the CDI Video Agreement.

     J. WHEREAS, in order to settle and resolve the dispute between them whether the Picture is covered by the Domestic Master Agreement and to induce LIVE not to make claims against CPLP or CDI that the Picture is covered by the Domestic Master Agreement, Carolco and LIVE are willing to enter into the agreements, and Carolco is willing to make the payments, all as hereinafter set forth.

     K. WHEREAS, LIVE and Carolco agree that the compensation to be provided to LIVE pursuant to this Agreement represents their fair and reasonable current estimation of the value of the anticipated economic loss which LIVE will suffer as a result of the less favorable terms to LIVE of the CDI Video Agreement, in light of the fact that the actual amount of the loss is impossible to calculate as of the date of execution of this Agreement.

     NOW, THEREFORE, for and in consideration of the promises, terms and conditions set forth herein, the parties agree as follows:

1. Except as expressly provided in paragraph 4(a) below with respect to the Cutthroat Video Sequel Rights (as defined in such paragraph 4(a)), the Picture shall not be subject to the Domestic Master Agreement.

2. Concurrently with the execution of this Agreement by Carolco, LIVE shall execute the CDI Video Agreement.

3.   Carolco agrees to pay to LIVE the sum of XXXXXXXXXX (the
     "Agreed Fee").

     a.   Carolco agrees to pay the Agreed Fee to LIVE as follows:

          i.   XXXXXXXXXXXXXXXXXXXXXXXXXX ("First Payment");

          ii.  XXXXXXXXXXXXXXXXXXXXXXXXXXXXXX ("Second Payment");

          iii. XXXXXXXXXXXXXXXXXXXXXXXXXXX ("Third Payment"); and,

          iv.  XXXXXXXXXXXXXXXXXXXXXXXXXXXXXX ("Fourth Payment").

     b. Solely to secure Carolco's full and timely payment of the Second, Third and Fourth Payments, concurrently upon the execution of this Amendment, Carolco shall, at its own cost, deliver or cause to be delivered to LIVE or its designee a documentary letter of credit issued by a bank in a form reasonably satisfactory to LIVE and drawable upon LIVE's delivery to the issuing bank of all drawing certificates as required by the terms of the letter of credit ("Carolco LC"). The Carolco LC shall have a face value of XXXXXXXXXX and partial drawings in the amounts of the Second, Third and Fourth Payments shall be permitted thereunder. Carolco may, at its election, pre-pay any or all of the Second, Third or Fourth Payments at any time, without discount.

4.   a.   Carolco hereby agrees that throughout the Agreement Term
          (as defined in the CDI Video Agreement) Remakes and Sequels of the Picture produced during the Agreement Term shall be treated in the same manner as under the Domestic Master Agreement (the "Cutthroat Video Sequel Rights"). LIVE acknowledges that its rights in the Cutthroat Video Sequel Rights shall not survive the completion of any foreclosure of the Bank Security by the Collateral Agent or the Banks and the lapse of all rights of Carolco to the Cutthroat Sequel Rights as a result thereof.

     b. Carolco hereby represents and warrants to LIVE that (i) conditioned only upon, and immediately upon, the release of the Bank Security, CPLP is obligated to reconvey to Carolco the Cutthroat Video Sequel Rights, free and clear of any lien or adverse interest in favor of any party,
          (ii) immediately upon the release of the Bank Security, Carolco will take any and all action that is necessary or appropriate to cause the Cutthroat Video Sequel Rights to be reconveyed to Carolco, (c) if, following the release of the Bank Security, Carolco does not exercise its rights to obtain the reconveyance of the Cutthroat Video Sequel Rights from CPLP, free and clear of any lien or adverse interest in favor of any party, Carolco shall allow LIVE to exercise such rights to cause CPLP to reconvey the Cutthroat Video Sequel Rights to Carolco, and (d) Carolco will not convey or authorize the conveyance of the Cutthroat Sequel Rights except to a party that acknowledges that the conveyance is subject to LIVE's rights as described in this paragraph 4 applicable to the Cutthroat Video Sequel Rights.

5. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and each of their predecessors, successors, agents and assigns.

6. Each party confirms that with regard to the terms and provisions hereof, they have been presented with and have exercised the opportunity to confer with counsel of their choice. The parties further confirm and represent that (a) each of the persons executing this Agreement on behalf of a corporation or other entity has full power and authority to do so on behalf of the corporation or entity for which he is signing and that no other or further authority or execution by any other person for such corporation or entity is necessary;
     (b) they have read and understand the effect of this Agreement, that they have talked with their attorneys regarding the terms, conditions and effects, including but not limited to income tax consequences, of executing this Agreement; and, (c) this Agreement has been executed freely, voluntarily and willingly by them.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the dates set forth opposite their respective names, to be effective as of the last of such dates.

LIVE Film and Mediaworks Inc.


BY:  ________________________
ITS:  ________________________                    DATE:
________________________

Carolco Pictures Inc.


BY:  ________________________
ITS:  ________________________                    DATE:
________________________